UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2007

VERICHIP CORPORATION
 (Exact name of registrant as specified in its charter)

DELAWARE	001-33297	06-1637809
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 200 DELRAY BEACH, FLORIDA	33445
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-805-8008

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 20, 2007, VeriChip Corporation, a Delaware corporation (“VeriChip”), entered into a letter agreement with Applied Digital Solutions, Inc., a Delaware corporation which owns a majority position in VeriChip (“Applied Digital”). Pursuant to the letter agreement, VeriChip may prepay all principal amounts outstanding (the “Outstanding Principal Amount”) under that certain (i) Commercial Loan Agreement dated December 27, 2005, as amended, between VeriChip and Applied Digital, (ii) Security Agreement dated December 27, 2005, as amended, between VeriChip and Applied Digital, and (iii) Third Amended and Restated Revolving Line of Credit Note dated as of February 8, 2007, from VeriChip in favor of Applied Digital. As of December 20, 2007, the Outstanding Principal Amount was $12,873,346.

Under the letter agreement, VeriChip must pay $500,000 to Applied Digital by December 21, 2007. In addition, it may prepay the Outstanding Principal Amount before March 31, 2008 by providing Applied Digital with $10,000,000 plus (i) any accrued and unpaid interest between October 1, 2007 and the date of such prepayment less (ii) the $500,000 payment and any other principal payments made to reduce the Outstanding Principal Amount between the date of the letter agreement and the date of such prepayment. After March 31, 2008, VeriChip will no longer have the ability to apply the $500,000 payment to principal.

VeriChip is also required to register for resale all shares of VeriChip common stock that Applied Digital owns with the Securities and Exchange Commission and all applicable states within 120 days following the prepayment of Outstanding Principal Amount. If prepayment of the Outstanding Principal Amount is not made by October 30, 2008, the letter agreement will expire.

The letter agreement is filed with this Current Report on Form 8-K as Exhibit 10.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See disclosure provided in Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Letter Agreement, dated December 20, 2007, between VeriChip Corporation and Applied Digital Solutions, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VeriChip Corporation

Date: December 21, 2007

/s/ William J. Caragol
William J. Caragol
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Letter Agreement, dated December 20, 2007, between VeriChip Corporation and Applied Digital Solutions, Inc.